        Exhibit 10.1
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
June 29, 2025
Volkswagen International America Inc.
c/o Volkswagen Aktiengesellschaft
Berliner Ring 2, 38440
Wolfsburg, Germany

Rivian Automotive, Inc.
14600 Myford Road
Irvine, California 92606
USA

Re: Investment Agreement, dated as of November 13, 2024, by and among Volkswagen International America Inc. (“VIA”), Rivian Automotive, Inc., and Volkswagen Aktiengesellschaft (the “Investment Agreement”):
Reference is made in this letter agreement to the above-captioned Investment Agreement. All capitalized terms which are not defined herein shall have the meanings ascribed to such terms in the Investment Agreement. The parties hereto have agreed to supplemental details with respect to certain terms of the Investment Agreement.
The parties hereto hereby acknowledge and agree as follows:
1.Notwithstanding anything to the contrary in the Investment Agreement:
a.Prototype Vehicles will not be made available to the Company by [***], and Mule Vehicles will be delivered to the Company, and the following provisions shall apply in respect thereto. Section 2.05(a)(ii) shall be amended as follows:
i.“A Mule Vehicle of [***] that is part of VW Group Package 1 will be delivered to the Company’s facilities in Irvine, California, United States by [***], and (i) will not contain [***] upon delivery (which will, instead, be installed by the Company (with the necessary support to be provided by VIA or its Affiliates) after delivery), (ii) will have an [***], (iii) may be missing other components, which will be installed by VIA or its Affiliates (with the necessary support to be provided by the Company) after delivery if the terms and deadlines are agreed in writing among the Company, VW AG and the Rivian-appointed Co-CEO of the Company (acting on behalf of Rivian), and (iv) will be delivered without commissioning in Germany (including [***]); provided, that the Company shall conduct (with the necessary support to be provided by VIA or its Affiliates, as determined by both Co-CEOs of the Company) such commissioning activities on such Mule Vehicle locally in Irvine, California after delivery.
ii.A Mule Vehicle of [***] that is part of VW Group Package 1 will be delivered to the Company’s facilities in [***], United States by [***], and (i) will not contain [***] upon delivery (which will, instead, be installed by the Company (with the necessary support to be provided by VIA or its Affiliates) after delivery), and (ii) may be missing other components, which will be installed by VIA or its Affiliates (with the necessary support to be provided by the Company) after delivery if the terms and deadlines are agreed in writing among the Company, VW AG and the Rivian-appointed Co-CEO of the Company (acting on behalf of Rivian).

iii.[***] Mule Vehicle that is part of VW Group Package 2 will be delivered to the Company’s facilities in Irvine, California, United States by [***], and (i) will not contain [***] upon delivery (which will, instead, be installed by the Company (with the necessary support to be provided by VIA or its Affiliates) after delivery), (ii) will not contain [***] upon delivery (which will, instead, be installed by the Company (with the necessary support to be provided by VIA or its Affiliates) after delivery), (iii) will not have [***] upon delivery (which will, instead, be installed by the Company (with the necessary support to be provided by VIA or its Affiliates) after delivery), (iv) missing components (including [***]) will arrive in Irvine, California, United States by [***] for build completion by [***] by the Company (with the necessary support to be provided by VIA or its Affiliates), and (v) may be missing other components, which will be installed by VIA or its Affiliates (with the necessary support to be provided by the Company) after delivery if the terms and deadlines are agreed in writing among the Company, VW AG and the Rivian-appointed Co-CEO of the Company (acting on behalf of Rivian).”
b.For clarity, Section 2.05(b) of the Investment Agreement does not require winter testing to be conducted on two Package 1 Vehicles (in addition to a Package 2 Vehicle) if it would be commercially unreasonable to timely conduct such winter testing; provided, that prior to such determination, the board of directors of the Company shall have discussed conducting the winter testing on two Package 1 Vehicles.
c.If any Mule Vehicle does not arrive within [***] after the applicable dates specified above or any missing components do not arrive by [***] after the applicable date that was agreed in writing between the Company, VW AG and the Rivian-appointed Co-CEO of the Company (acting on behalf of Rivian) as described above, then for any such Mule Vehicle, the winter testing shall take place with a Lab Car of the equivalent brand or package.
d.The winter testing contemplated by Section 2.05 of the Investment Agreement shall be conducted with the vehicles delivered as described in this letter agreement and such vehicles shall be a “Package 1 Vehicle” and “Package 2 Prototype”, as applicable, for purposes of the Investment Agreement and shall be deemed made available in accordance with Section 2.05(a) of the Investment Agreement. All references to [***] in Section 2.05(b) of the Investment Agreement shall be deemed to be replaced by [***]. Subject to the terms of the Investment Agreement, the winter testing features development will be split into multiple release phases; therefore, the testing of such features may occur sequentially.
e.Except as expressly provided herein, all provisions of the Investment Agreement, including regarding winter testing, shall continue to apply.
2.This letter agreement was prepared by the parties hereto, and no rule that it be construed against the drafter shall have any application in its construction or interpretation.
3.The provisions set forth in Sections 7.03, 7.06, 7.07, 7.08 and 7.11 of the Investment Agreement shall apply mutatis mutandis to this letter agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement to be effective as of the date first above written.

RIVIAN AND VW GROUP TECHNOLOGY, LLC

By:    /s/ Wassym Bensaid
    Name: Wassym Bensaid
    Title: Co-Chief Executive Officer

By:    /s/ Carsten Helbing
    Name: Carsten Helbing
    Title: Co-Chief Executive Officer

[Signature Page to Letter Agreement]

VOLKSWAGEN INTERNATIONAL AMERICA INC.

By:    /s/ Christopher McGee
    Name: Christopher McGee
    Title: Director

By:    /s/ Lauren Kincaid
    Name: Lauren Kincaid
    Title: Secretary

[Signature Page to Letter Agreement]

RIVIAN AUTOMOTIVE, INC.

By:    /s/ Claire McDonough
Name: Claire McDonough
Title: Chief Financial Officer

[Signature Page to Letter Agreement]

VOLKSWAGEN AKTIENGESELLSCHAFT

By:    /s/ Stefan Weckbach
    Name: Dr. Stefan Weckbach
    Title: Senior Vice President Group Strategy

By:    /s/ Daniel Braun
    Name: Daniel Braun
    Title: Head of Global Mergers & Acquisitions and Venture Capital Management

[Signature Page to Letter Agreement]